UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 3, 2011 (May 27, 2011)
Travelport Limited
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	333-141714 (Commission File No.)	98-0505100 (I.R.S. Employer Identification Number)
300 Galleria Parkway
Atlanta, GA 30339
(Address of principal executive office)
Registrant’s telephone number, including area code (770) 563-7400
N/A
(Former name or former address if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Changes in Roles; Appointment of Gordon Wilson to the Board
On May 27, 2011, the Compensation Committee of the Board of Directors (the “Board”) of Travelport Limited (the “Company”) approved certain actions set forth below in this Item 5.02.
Effective June 1, 2011, Jeff Clarke has transitioned from serving as our President and Chief Executive Officer to Executive Chairman of the Company in accordance with the provisions of an amended and restated employment agreement (as described below).
Effective June 1, 2011, Gordon Wilson has transitioned from serving as our Deputy Chief Executive Officer and President and Chief Executive Officer, GDS Business to President and Chief Executive Officer pursuant to a new service agreement (as described below). Mr. Wilson has also been appointed as a member of our Board, effective as of June 1, 2011, and is expected to be appointed to the Executive Committee of our Board. Mr. Wilson, age 44, has served as our Deputy Chief Executive Officer since November 2009 and as President and Chief Executive Officer of Travelport’s GDS business since January 2007. Mr. Wilson has 20 years of experience in the electronic travel distribution and airline IT industry. Prior to our acquisition of Worldspan in August 2007, Mr. Wilson served as President and Chief Executive Officer of Galileo. Mr. Wilson was Chief Executive Officer of B2B International Markets for Cendant’s Travel Distribution Services Division from July 2005 to August 2006 and for Travelport’s B2B International Markets from August 2006 to December 2006, as well as Executive Vice President of International Markets from 2003 to 2005. Mr. Wilson holds a Master’s degree in Law from the University of Cambridge, UK and a postgraduate diploma in Air and Space Law from University College, London.
Mr. Wilson does not have any family relationship with any director or executive officer of the Company. The Board did not appoint Mr. Wilson pursuant to any arrangement or understanding between Mr. Wilson and the Company or any other person.
Other than in connection with the employment arrangements described below, neither Mr. Clarke nor Mr. Wilson has a direct or indirect material interest in any transaction or currently proposed transaction in which the Company is or is to be a party in which the amount involved exceeds $120,000.
A copy of the press release issued by the Company on May 31, 2011 in connection with the transition of Mr. Clarke to Executive Chairman and Mr. Wilson to President and Chief Executive Officer is attached hereto as Exhibit 99.1.
Jeff Clarke’s Employment Agreement
On May 27, 2011, in connection with Mr. Clarke’s transition from the role of President and Chief Executive Officer to Executive Chairman, the Company entered into an amended and restated employment agreement with Mr. Clarke providing for this change in position and a related reduction in base salary to $750,000 per year.
Under the terms of the amended and restated employment agreement, Mr. Clarke will not be entitled to any cash severance benefits on termination of employment for any reason (his rights to a pro-rata bonus based on actual performance, equity acceleration and continued medical benefits remain in effect on the same terms as were in effect under his pre-existing employment agreement).
In connection with Mr. Clarke transitioning to the role of Executive Chairman and in settlement of the Company’s severance obligations under Mr. Clarke’s pre-existing employment agreement, the Company will establish a secular trust and deposit $2,605,104, less applicable withholdings and deductions, into the trust. This amount will be paid to Mr. Clarke on the earliest to occur of (1) a Change in Control (as defined in the TDS Investor (Cayman) L.P. Agreement of Exempted Limited Partnership, as amended and/or restated from time to time); (2) the termination of Mr. Clarke’s employment; and (3) May 26, 2012. In addition, on May 31, 2011, in recognition of Mr. Clarke’s contribution to the sale of the Company’s GTA business, Mr. Clarke received a bonus equal to $5,000,000, less applicable withholdings and deductions.
A copy of the amended and restated employment agreement between the Company and Mr. Clarke, dated May 27, 2011, is attached hereto as Exhibit 10.1. The summary above is qualified in its entirety by the terms of the amended and restated employment agreement.
Gordon Wilson’s Service Agreement
On May 31, 2011, in connection with Mr. Wilson’s transition from the role of Deputy Chief Executive Officer and President and Chief Executive Officer, GDS Business to President and Chief Executive Officer and a member of the Board of Directors of the Company, the Company and Travelport International Limited, an indirect wholly owned subsidiary of the Company, entered into a new service agreement with Mr. Wilson providing for this change in position, effective June 1, 2011, and a related increase in base salary to £550,000 per year and target bonus to 150% of base salary. Other than as set forth in the previous sentence, the terms of Mr. Wilson’s service agreement are the same as those in his service agreement, dated as of March 30, 2007, between Mr. Wilson and Travelport International Limited, as amended in March 2011.
A copy of the service agreement among the Company, Travelport International Limited and Mr. Wilson, dated May 31, 2011, is attached hereto as Exhibit 10.2. The summary above is qualified in its entirety by the terms of the service agreement.
Eric Bock’s Letter Agreement
On May 27, 2011, the Company entered into a letter agreement with Mr. Bock, Executive Vice President, Chief Administrative Officer and General Counsel of the Company, which serves as an amendment to his employment agreement with Travelport Limited, dated August 3, 2009.
The letter agreement provides for Mr. Bock’s base salary to be increased, retroactive to January 1, 2011, to $600,000 per year. In addition, the letter agreement provides that Mr. Bock will not be entitled to any cash severance benefits on termination of employment for any reason (his rights to a pro-rata bonus based on actual performance, equity acceleration and continued medical benefits remain in effect in accordance with the terms of his employment agreement). In addition, on May 31, 2011, in recognition of Mr. Bock’s contribution to the sale of the Company’s GTA business, Mr. Bock received a bonus equal to $2,000,000, less applicable withholdings and deductions.
Except as described in the letter agreement, Mr. Bock’s employment agreement will continue in effect in accordance with its existing terms.
A copy of the letter agreement between the Company and Mr. Bock, dated May 27, 2011, is attached hereto as Exhibit 10.3. The summary above is qualified in its entirety by the terms of the letter agreement.
Philip Emery
On June 2, 2011, the Compensation Committee of the Board approved a bonus of £100,000, less applicable withholdings and deductions, to be paid to Philip Emery, Executive Vice President and Chief Financial Officer of the Company, in recognition of his contribution to the sale of the GTA business.

In addition, on June 2, 2011, the Board of Directors of TDS Investor (Cayman) L.P., our ultimate parent, approved a grant of 500,000 restricted equity units (“REUs”) to Mr. Emery pursuant to the TDS Investor (Cayman) L.P. Fifth Amended and Restated 2006 Interest Plan, the Sixth Amended and Restated Agreement of Exempted Limited Partnership in respect of the Partnership and an award agreement. The REUs will vest over a four-year period, based on the Company’s performance, and on the terms and conditions to be set forth in the REU award agreement.
The form of award agreement will be filed as an exhibit to our Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2011. The form of TDS Investor (Cayman) L.P. Sixth Amended and Restated Agreement of Exempted Limited Partnership was filed as Exhibit 10.28 to the Annual Report on Form 10-K filed by the Company on May 11, 2008, and the TDS Investor (Cayman) L.P. Fifth Amended and Restated 2006 Interest Plan was filed as Exhibit 10.2 to the Quarterly Report on Form 10-Q filed by the Company on November 10, 2010.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement of Jeff Clarke, dated as of May 27, 2011.

10.2	Service Agreement of Gordon A. Wilson, dated as of May 31, 2011.

10.3	Letter Agreement of Eric J. Bock, dated as of May 27, 2011.

99.1	Press Release, dated May 31, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED
By:	/s/ Eric J. Bock
Eric J. Bock
Executive Vice President, Chief Administrative Officer and General Counsel

Date: June 3, 2011

TRAVELPORT LIMITED
CURRENT REPORT ON FORM 8-K
     Report Dated June 3, 2011 (May 27, 2011)
EXHIBIT INDEX

10.1	Amended and Restated Employment Agreement of Jeff Clarke, dated as of May 27, 2011.

10.2	Service Agreement of Gordon A. Wilson, dated as of May 31, 2011.

10.3	Letter Agreement of Eric J. Bock, dated as of May 27, 2011.

99.1	Press Release, dated May 31, 2011.